CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2015, relating to the financial statements and financial highlights of Robo-Stox™ Global Robotics and Automation Index ETF, a series of Exchange Traded Concepts Trust, for the year ended April 30, 2015, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 27, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2015, relating to the financial statements and financial highlights of Janus Equal Risk Weighted Large Cap ETF, formerly VelocityShares Equal Risk Weighted Large Cap ETF, a series of Exchange Traded Concepts Trust, for the year ended April 30, 2015, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 27, 2015